UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2018

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

000-53742	FIRSTENERGY SOLUTIONS CORP.	31-1560186
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 16, 2018, FirstEnergy Solutions Corp. (FES), a wholly owned subsidiary of FirstEnergy Corp. (FE), FES’ subsidiaries, and FirstEnergy Nuclear Operating Company (FENOC), a wholly owned subsidiary of FE, withdrew from the unregulated companies' money pool, which included FE, FES, its subsidiaries and FENOC and was operated in accordance with that certain Fifth Amended and Restated Non-Utility Money Pool Agreement, dated as of December 19, 2013, as amended. As of the date of the withdrawal, FES, its subsidiaries and FENOC had approximately $4 million in borrowings in the aggregate under such money pool owed to FE. Also on March 16, 2018, FES, its subsidiaries, FENOC and FirstEnergy Service Company (FESC), a wholly owned subsidiary of FE, entered into the FirstEnergy Solutions Money Pool Agreement (FES Money Pool Agreement). FESC is a party to the FES Money Pool Agreement solely in the role as administrator of the money pool arrangement thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 22, 2018
FIRSTENERGY CORP.
Registrant

By:	/s/ Jason S. Petrik
Jason S. Petrik
Assistant Controller

FIRSTENERGY SOLUTIONS CORP.
     Registrant

By:	/s/ Kevin T. Warvell
Kevin T. Warvell Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

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